UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2026, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Leonardo Viana Nicacio, MD, effective August 3, 2026, and will be effective for a period of two (2) years from the date thereof. Dr. Nicacio’s employment agreement provides for him to serve as Chief Medical Officer and provides for an annual base salary of $545,000. In addition, Dr. Nicacio is eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Company’s board of directors (the “Board”) based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the employment agreement as a material inducement for employment with the Company, Dr. Nicacio will be granted equity awards having an aggregate grant date fair value of $2,100,000, which shall consist of approximately 75% stock options to acquire shares of the Company’s common stock at an exercise price of a share of common stock on the Nasdaq Capital Market on August 3, 2026 which will vest 25% after one year of employment and thereafter monthly over the following 36 months, subject to continuous employment with the Company, and approximately 25% restricted stock units with respect to the Company’s common stock, which will vest 25% on each of the first, second, third and fourth annual anniversary of the award date, subject to continuous employment with the Company. In addition, Dr. Nicacio is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”), in their discretion. Dr. Nicacio is subject to non-compete provisions, which apply during the term of his employment and for a period of six (6) months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Dr. Nicacio’s employment without cause or he terminates his employment for good reason during the term of the employment agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve (12) months of his base salary (three (3) months if such termination occurs prior to the one-year anniversary of the effective date and other than during the Change in Control Period (as defined below)), other than during the Change in Control Period, in which case it will be increased to eighteen (18) months. Dr. Nicacio will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve (12) months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. The “Change in Control Period” is defined in the Employment Agreement as the period within the six (6) months immediately preceding or the twelve (12) months immediately following a change in control.

If the Company terminates Dr. Nicacio’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve (12) months (three (3) months if such termination occurs prior to the one-year anniversary of the effective date and other than during the Change in Control Period), and he may be paid a pro-rated bonus if his employment terminates on or after the one-year anniversary of the effective date, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If the Company terminates Dr. Nicacio’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. Dr. Nicacio’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Dr. Nicacio’s employment agreement expires on August 3, 2028.

The foregoing is a summary of the material terms of the Employment Agreement and does not purport to be complete. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The awards were approved by the Compensation Committee and are being granted as inducement awards material to Dr. Nicasio’s entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The awards are subject to the terms and conditions of the Corbus Pharmaceuticals Holdings, Inc. 2026 Inducement Award Plan (the “Inducement Plan”) and the Company’s forms of Stock Option Award Agreement and Restricted Stock Unit Award Agreement, respectively, under the Inducement Plan which are incorporated by reference as Exhibits 10.2 and 10.3 hereto, respectively.

Item 7.01 Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing the appointment of Dr. Nicacio as Chief Medical Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated July 2, 2026, between Corbus Pharmaceuticals Holdings, Inc. and Leonardo Viana Nicacio, MD.
10.2	Form of Inducement Stock Option Award Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 17, 2026).
10.3

Form of Inducement Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 17, 2026).

99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated July 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	July 6, 2026	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer